NEWS 1 www.facebook.com/ford www.medium.com/@fordwww.twitter.com/ford www.instagram.com/ford Ford’s First-Quarter Volumes, Sales, Profits, Cash Flow All Up; Distinct Segments Sharpen Focus, Speed, Accountability • Three customer-focused businesses now drive value, growth: Ford Blue (iconic gas, hybrid vehicles), Ford Model e (breakthrough EVs), Ford Pro (commercial products, services) • Quarterly revenue rises 20% year-over-year to $41.5 billion; $1.8 billion in net income compares to year-ago net loss of $3.1 billion; adjusted EBIT of $3.4 billion was 45% higher • Ford Pro EBIT nearly triples, to $1.4 billion, and Ford Blue EBIT doubles, to $2.6 billion, with margins for both exceeding 10% • Company reaffirms guidance for full-year 2023 adjusted EBIT of $9 billion to $11 billion, adjusted free cash flow of about $6 billion DEARBORN, Mich., May 2, 2023 – According to Ford CEO Jim Farley, the first quarter of organizing around and running the company on behalf of distinct customer groups produced solid operating results and a glimpse of the promise of its Ford+ growth plan. “We’re bringing Ford+ to life by zeroing in on what distinct customers need and value the most,” said Farley. “Ford Pro is leading the way on profitable growth, our big investments in iconic Ford Blue vehicles and derivatives are winning with customers, and Ford Model e’s different approach to EVs is significantly reducing costs on our first high-volume products while rapidly developing breakthrough next-generation vehicles from the ground up.” Company Key Metrics Summary

2 Ford’s first-quarter 2023 revenue reached $41.5 billion, up 20% from the same period a year ago, on shipments approaching 1.1 million vehicles, a 9% increase. Customers made Ford America’s best-selling vehicle brand in the quarter, choosing its iconic gas-powered, hybrid and electric trucks, commercial vans and SUVs – categories in which the company has demonstrated strengths and made strategic commitments. Profitability in the quarter was enhanced by a favorable mix of products, higher net pricing and increased volume and was broadly based geographically. The Ford Blue and Ford Pro business segments were both profitable in every region where they operate. Net income of $1.8 billion compared to a net loss in the 2022 period that was primarily attributable to a change in the mark-to-market value of the company’s investment in Rivian. Company adjusted earnings before interest and taxes, or EBIT, were $3.4 billion, an increase of 45% and margin of 8.1%. Cash flow from operations in Q1 was $2.8 billion; Ford generated $693 million in adjusted free cash flow. They enabled continued strategic investments in profitable growth and returns to shareholders, including through a regular dividend payable June 1. At the end of the quarter, the company’s persistently strong balance sheet had nearly $29 billion in cash and more than $46 billion in liquidity. In addition, Ford recently completed the renewal of its more than $17 billion in sustainability-linked corporate credit facilities. Business Segment Highlights Ford Blue – which has high expectations for profitable growth from its portfolio of iconic gas- powered and hybrid vehicles – had first-quarter revenue of $25.1 billion, EBIT of $2.6 billion and an EBIT margin of 10.4%, all up sharply from a year ago. Already the maker of America’s most popular truck for 46 straight years – and top vehicle of any type in the region for 41 years – Ford Blue’s Maverick and Bronco were recognized by Car and Driver among its latest 10 best trucks and SUVs. Mustang was recently named the world’s best-selling sports car over the past 10 years combined, with the seventh-generation, 2024

3 model coming soon. The segment is also launching new versions of the Ford Escape and Lincoln Corsair SUVs. Ford Model e, which operates like a startup, is rapidly developing innovative electric vehicles along with breakthrough digital capabilities for deployment across the company’s entire product line. Quarterly shipments of and revenue from EVs were limited by production interruptions of two highly popular vehicles: the Mustang Mach-E SUV, to make industrial changes that will nearly double manufacturing capacity, and the F-150 Lightning pickup, to isolate and address a battery issue before it became a problem for customers. In March, Ford introduced the new, all-electric Explorer crossover that will be built and sold in Europe – another step toward making and selling EVs at a global run rate of 600,000 units by the end of 2023 and more than two million by the end of 2026. Disciplined capital investments are boosting capacity of popular EVs like the Mustang Mach-E, F-150 Lightning and E-Transit. Additionally, Ford Model e will manufacture its next-generation electric pickup at the BlueOval City mega-campus now rising in Stanton, Tenn.; transform an existing operation in Oakville, Ont., Canada, to produce batteries and next-generation EVs; and construct and staff an LFP battery plant in Marshall, Mich. Meanwhile, Ford Pro, which helps commercial customers transform their enterprises with tailored gas, hybrid and electric vehicles and high-value services, posted 18% growth in wholesales; 28% higher revenue, to $13.2 billion; EBIT of $1.4 billion, nearly three times the 2022 level; and an EBIT margin of 10.3%. The foundation for Ford Pro’s growth ambitions is made up of market leadership, scale and customer knowledge. Ford’s Transit and E-Transit together remain the top commercial van in both North America and Europe. Nine of the vehicles it sells, including Transit, E-Transit and Super Duty pickups – more than from any automaker – recently earned “Vincentric Best Fleet Value in America” awards. On top of that substantial base, Ford Pro is layering an ecosystem of software, services and EV charging. Paid software subscriptions increased 64% year-over-year in the first quarter and higher-revenue services were also up strongly. The numbers of mobile repair orders from commercial customers and vans now on the road delivering related services to them both more than doubled from a year ago. As anticipated, Ford Credit’s earnings before taxes of $303 million were down from last year as a result of a lower financing margin, increased credit losses and a decline in leasing income. The company’s credit-loss performance remains strong and below its historical average, but is trending upward toward more normal levels. Likewise, auction values are also still strong, though down from their peak in the first half of 2022. Outlook Ford is maintaining the full-year 2023 performance expectations that the company first articulated in early February: for adjusted EBIT of $9 billion to $11 billion and adjusted free cash flow of about $6 billion. Additionally, the company reaffirmed 2023 segment-level EBIT expectations: about $7 billion for Ford Blue, up modestly from last year; a full-year loss of about $3 billion for Ford Model e; and EBIT approaching $6 billion for Ford Pro, which would be nearly twice its 2022 earnings.

Ford's operating targets presume a range of puts and takes:

- *Headwinds* including economic uncertainty around the globe; higher industrywide customer incentives, as vehicle supply-and-demand rebalances; a lower profit from Ford Credit; lower past service pension income; exchange rates; and growth-related investments, e.g., in customer experience, connected services and capital expenditures, and
- *Tailwinds* such as supply chain improvements and higher industry volumes; launch of the all-new Super Duty truck; and lower costs of goods sold, including for materials and commodities.

Ford will host its next capital markets event here on May 21 and 22, during which it will update investors, analysts and others on the Ford+ strategy, including key performance indicators and financial targets for each of the business segments. The company plans to report its second-quarter 2023 financial results on Thursday, July 27.

# # #

About Ford Motor Company

Ford Motor Company (NYSE: F) is a global company based in Dearborn, Michigan, committed to helping build a better world, where every person is free to move and pursue their dreams. The company's Ford+ plan for growth and value creation combines existing strengths, new capabilities and always-on relationships with customers to enrich experiences for customers and deepen their loyalty. Ford develops and delivers innovative, must-have Ford trucks, sport utility vehicles, commercial vans and cars and Lincoln luxury vehicles, along with connected services. The company does that through three customer-centered business segments: Ford Blue, engineering iconic gas-powered and hybrid vehicles; Ford Model e, inventing breakthrough EVs along with embedded software that defines exceptional digital experiences for all customers; and Ford Pro, helping commercial customers transform and expand their businesses with vehicles and services tailored to their needs. Additionally, Ford is pursuing mobility solutions through Ford Next, and provides financial services through Ford Motor Credit Company. Ford employs about 174,000 people worldwide. More information about the company and its products and services is available at corporate.ford.com.

Contacts:

Media	Equity Investment Community	Fixed-Income Investment Community	Shareholder Inquiries
T.R. Reid 1.313.319.6683 treid22@ford.com	Lynn Antipas Tyson 1.914.485.1150 ltyson4@ford.com	Jessica Vila-Goulding 1.313.248.3896 jvila5@ford.com	1.800.555.5259 or 1.313.845.8540 stockinf@ford.com

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5 Conference Call Details Ford Motor Company (NYSE: F) and Ford Motor Credit Company released their 2023 first-quarter financial results at 4:05 p.m. ET on Tuesday, May 2. Following the release, at 5:00 p.m. ET, Jim Farley, Ford president and chief executive officer; John Lawler, Ford chief financial officer; and other members of the Ford senior leadership team will host a conference call to discuss the results. The presentation and supporting materials will be available at shareholder.ford.com. Representatives of the investment community will be able to ask questions on the call. Ford First-Quarter Earnings Call: Tuesday, May 2, at 5:00 p.m. ET Toll-Free: 844.763.8274 International: +1.412.717.9224 Registration Link (option, speeds login): Ford Earnings Call Webcast: shareholder.ford.com Replay Available after 8:00 p.m. ET on May 2 and through May 9 Webcast: shareholder.ford.com Toll-Free: (U.S.) 877.344.7529 (Canada) 855.669.9658 International: +1.412.317.0088 Conference ID: 1608098 Webcast: shareholder.ford.com The following applies to the information throughout this release: • See tables later in this release for the nature and amount of special items, and reconciliations of the non-GAAP financial measures designated as “adjusted” to the most comparable financial measures calculated in accordance with U.S. generally accepted accounting principles (“GAAP”). • Wholesale unit and production volumes include Ford and Lincoln brand vehicles produced and sold by Ford or our unconsolidated affiliates and Jiangling Motors Corporation (“JMC”) brand vehicles produced and sold in China by our unconsolidated affiliate. Revenue does not include vehicles produced and sold by our unconsolidated affiliates. Wholesales and revenue exclude transactions between the Ford Blue, Ford Model e and Ford Pro business segments. See materials supporting the May 2, 2023, conference call at shareholder.ford.com for further discussion of wholesale unit volumes.

6 Cautionary Note on Forward-Looking Statements Statements included or incorporated by reference herein may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are based on expectations, forecasts, and assumptions by our management and involve a number of risks, uncertainties, and other factors that could cause actual results to differ materially from those stated, including, without limitation: • Ford and Ford Credit’s financial condition and results of operations have been and may continue to be adversely affected by public health issues, including epidemics or pandemics such as COVID-19; • Ford is highly dependent on its suppliers to deliver components in accordance with Ford’s production schedule and specifications, and a shortage of or inability to acquire key components, such as semiconductors, or raw materials, such as lithium, cobalt, nickel, graphite, and manganese, can disrupt Ford’s production of vehicles; • To facilitate access to the raw materials necessary for the production of electric vehicles, Ford has entered into, and expects to continue to enter into, multi-year commitments to raw material suppliers that subject Ford to risks associated with lower future demand for such materials as well as costs that fluctuate and are difficult to accurately forecast; • Ford’s long-term competitiveness depends on the successful execution of Ford+; • Ford’s vehicles could be affected by defects that result in delays in new model launches, recall campaigns, or increased warranty costs; • Ford may not realize the anticipated benefits of existing or pending strategic alliances, joint ventures, acquisitions, divestitures, restructurings, or new business strategies; • Operational systems, security systems, vehicles, and services could be affected by cyber incidents, ransomware attacks, and other disruptions and impact Ford and Ford Credit as well as their suppliers and dealers; • Ford’s production, as well as Ford’s suppliers’ production, and/or the ability to deliver products to consumers could be disrupted by labor issues, natural or man-made disasters, adverse effects of climate change, financial distress, production difficulties, capacity limitations, or other factors; • Ford’s ability to maintain a competitive cost structure could be affected by labor or other constraints; • Ford’s ability to attract and retain talented, diverse, and highly skilled employees is critical to its success and competitiveness; • Ford’s new and existing products and digital, software, and physical services are subject to market acceptance and face significant competition from existing and new entrants in the automotive and digital and software services industries and its reputation may be harmed if it is unable to achieve the initiatives it has announced; • Ford’s results are dependent on sales of larger, more profitable vehicles, particularly in the United States; • With a global footprint, Ford’s results could be adversely affected by economic or geopolitical developments, including protectionist trade policies such as tariffs, or other events; • Industry sales volume can be volatile and could decline if there is a financial crisis, recession, or significant geopolitical event;

7 • Ford may face increased price competition or a reduction in demand for its products resulting from industry excess capacity, currency fluctuations, competitive actions, or other factors; • Inflationary pressure and fluctuations in commodity and energy prices, foreign currency exchange rates, interest rates, and market value of Ford or Ford Credit’s investments, including marketable securities, can have a significant effect on results; • Ford and Ford Credit’s access to debt, securitization, or derivative markets around the world at competitive rates or in sufficient amounts could be affected by credit rating downgrades, market volatility, market disruption, regulatory requirements, or other factors; • The impact of government incentives on Ford’s business could be significant, and Ford’s receipt of government incentives could be subject to reduction, termination, or clawback; • Ford Credit could experience higher-than-expected credit losses, lower-than-anticipated residual values, or higher-than-expected return volumes for leased vehicles; • Economic and demographic experience for pension and OPEB plans (e.g., discount rates or investment returns) could be worse than Ford has assumed; • Pension and other postretirement liabilities could adversely affect Ford’s liquidity and financial condition; • Ford and Ford Credit could experience unusual or significant litigation, governmental investigations, or adverse publicity arising out of alleged defects in products, services, perceived environmental impacts, or otherwise; • Ford may need to substantially modify its product plans and facilities to comply with safety, emissions, fuel economy, autonomous driving technology, environmental, and other regulations; • Ford and Ford Credit could be affected by the continued development of more stringent privacy, data use, and data protection laws and regulations as well as consumers’ heightened expectations to safeguard their personal information; and • Ford Credit could be subject to new or increased credit regulations, consumer protection regulations, or other regulations. We cannot be certain that any expectation, forecast, or assumption made in preparing forward-looking statements will prove accurate, or that any projection will be realized. It is to be expected that there may be differences between projected and actual results. Our forward-looking statements speak only as of the date of their initial issuance, and we do not undertake any obligation to update or revise publicly any forward-looking statement, whether as a result of new information, future events, or otherwise. For additional discussion, see “Item 1A. Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022, as updated by our subsequent Quarterly Reports on Form 10-Q and Current Reports on Form 8-K.

8 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2022 2023 First Quarter (unaudited) Cash flows from operating activities Net income/(loss) $ (3,119) $ 1,663 Depreciation and tooling amortization 1,857 1,897 Other amortization (310) (272) Provision for/(Benefit from) credit and insurance losses (66) 83 Pension and other postretirement employee benefits (“OPEB”) expense/(income) (213) 303 Equity method investment dividends received in excess of (earnings)/losses and impairments 199 (7) Foreign currency adjustments 32 (94) Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments 5,454 51 Net (gain)/loss on changes in investments in affiliates 125 (4) Stock compensation 67 100 Provision for/(Benefit from) deferred income taxes (1,053) 17 Decrease/(Increase) in finance receivables (wholesale and other) (2,192) (656) Decrease/(Increase) in accounts receivable and other assets (956) (732) Decrease/(Increase) in inventory (2,755) (1,967) Increase/(Decrease) in accounts payable and accrued and other liabilities 1,714 2,323 Other 132 95 Net cash provided by/(used in) operating activities (1,084) 2,800 Cash flows from investing activities Capital spending (1,370) (1,780) Acquisitions of finance receivables and operating leases (10,278) (12,543) Collections of finance receivables and operating leases 11,988 11,170 Purchases of marketable securities and other investments (4,319) (2,545) Sales and maturities of marketable securities and other investments 7,115 4,413 Settlements of derivatives 212 (41) Capital contributions to equity method investments (25) (699) Other (8) 48 Net cash provided by/(used in) investing activities 3,315 (1,977) Cash flows from financing activities Cash payments for dividends and dividend equivalents (405) (3,193) Purchases of common stock — — Net changes in short-term debt (614) (2,211) Proceeds from issuance of long-term debt 12,489 13,912 Payments of long-term debt (12,975) (12,242) Other (156) (140) Net cash provided by/(used in) financing activities (1,661) (3,874) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (24) 70 Net increase/(decrease) in cash, cash equivalents, and restricted cash $ 546 $ (2,981) Cash, cash equivalents, and restricted cash at beginning of period $ 20,737 $ 25,340 Net increase/(decrease) in cash, cash equivalents, and restricted cash 546 (2,981) Cash, cash equivalents, and restricted cash at end of period $ 21,283 $ 22,359

9 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions, except per share amounts) For the periods ended March 31, 2022 2023 First Quarter (unaudited) Revenues Company excluding Ford Credit $ 32,195 $ 39,085 Ford Credit 2,281 2,389 Total revenues 34,476 41,474 Costs and expenses Cost of sales 29,036 34,669 Selling, administrative, and other expenses 2,740 2,506 Ford Credit interest, operating, and other expenses 1,357 2,186 Total costs and expenses 33,133 39,361 Operating income/(loss) 1,343 2,113 Interest expense on Company debt excluding Ford Credit 308 308 Other income/(loss), net (4,850) 224 Equity in net income/(loss) of affiliated companies (33) 130 Income/(Loss) before income taxes (3,848) 2,159 Provision for/(Benefit from) income taxes (729) 496 Net income/(loss) (3,119) 1,663 Less: Income/(Loss) attributable to noncontrolling interests (9) (94) Net income/(loss) attributable to Ford Motor Company $ (3,110) $ 1,757 EARNINGS/(LOSS) PER SHARE ATTRIBUTABLE TO FORD MOTOR COMPANY COMMON AND CLASS B STOCK Basic income/(loss) $ (0.78) $ 0.44 Diluted income/(loss) (0.78) 0.44 Weighted-average shares used in computation of earnings/(loss) per share Basic shares 4,008 3,990 Diluted shares 4,008 4,029

10 FORD MOTOR COMPANY AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 March 31, 2023 (unaudited) ASSETS Cash and cash equivalents $ 25,134 $ 22,144 Marketable securities 18,936 17,369 Ford Credit finance receivables, net of allowance for credit losses of $255 and $261 38,720 40,350 Trade and other receivables, less allowances of $105 and $93 15,729 14,920 Inventories 14,080 16,212 Other assets 3,877 4,128 Total current assets 116,476 115,123 Ford Credit finance receivables, net of allowance for credit losses of $590 and $609 49,903 51,084 Net investment in operating leases 22,772 22,008 Net property 37,265 37,970 Equity in net assets of affiliated companies 2,798 3,448 Deferred income taxes 15,552 15,572 Other assets 11,118 11,595 Total assets $ 255,884 $ 256,800 LIABILITIES Payables $ 25,605 $ 26,028 Other liabilities and deferred revenue 21,097 21,827 Debt payable within one year Company excluding Ford Credit 730 522 Ford Credit 49,434 47,528 Total current liabilities 96,866 95,905 Other liabilities and deferred revenue 25,497 25,908 Long-term debt Company excluding Ford Credit 19,200 19,190 Ford Credit 69,605 72,052 Deferred income taxes 1,549 1,548 Total liabilities 212,717 214,603 EQUITY Common Stock, par value $0.01 per share (4,082 million shares issued of 6 billion authorized) 41 41 Class B Stock, par value $0.01 per share (71 million shares issued of 530 million authorized) 1 1 Capital in excess of par value of stock 22,832 22,889 Retained earnings 31,754 30,270 Accumulated other comprehensive income/(loss) (9,339) (8,788) Treasury stock (2,047) (2,047) Total equity attributable to Ford Motor Company 43,242 42,366 Equity attributable to noncontrolling interests (75) (169) Total equity 43,167 42,197 Total liabilities and equity $ 255,884 $ 256,800

SUPPLEMENTAL INFORMATION

The tables below provide supplemental consolidating financial information. Company excluding Ford Credit includes our Ford Blue, Ford Model e, Ford Pro, and Ford Next reportable segments, Corporate Other, Interest on Debt, and Special Items. Eliminations, where presented, primarily represent eliminations of intersegment transactions and deferred tax netting.

Selected Cash Flow Information. The following tables provide supplemental cash flow information (in millions):

	For the period ended March 31, 2023			
	First Quarter			
Cash flows from operating activities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Net income/(loss)	$ 1,423	$ 240	$ —	$ 1,663
Depreciation and tooling amortization	1,327	570	—	1,897
Other amortization	(8)	(264)	—	(272)
Provision for/(Benefit from) credit and insurance losses	1	82	—	83
Pension and OPEB expense/(income)	303	—	—	303
Equity method investment dividends received in excess of (earnings)/losses and impairments	—	(7)	—	(7)
Foreign currency adjustments	(57)	(37)	—	(94)
Net realized and unrealized (gains)/losses on cash equivalents, marketable securities, and other investments	66	(15)	—	51
Net (gain)/loss on changes in investments in affiliates	(4)	—	—	(4)
Stock compensation	97	3	—	100
Provision for/(Benefit from) deferred income taxes	20	(3)	—	17
Decrease/(Increase) in finance receivables (wholesale and other)	—	(656)	—	(656)
Decrease/(Increase) in intersegment receivables/payables	(101)	101	—	—
Decrease/(Increase) in accounts receivable and other assets	(711)	(21)	—	(732)
Decrease/(Increase) in inventory	(1,967)	—	—	(1,967)
Increase/(Decrease) in accounts payable and accrued and other liabilities	2,382	(59)	—	2,323
Other	134	(39)	—	95
Interest supplements and residual value support to Ford Credit	(731)	731	—	—
Net cash provided by/(used in) operating activities	$ 2,174	$ 626	$ —	$ 2,800

Cash flows from investing activities	**Company excluding Ford**	**Ford Credit**	**Eliminations**	**Consolidated**
Capital spending	$ (1,764)	$ (16)	$ —	$ (1,780)
Acquisitions of finance receivables and operating leases	—	(12,543)	—	(12,543)
Collections of finance receivables and operating leases	—	11,170	—	11,170
Purchases of marketable and other investments	(1,572)	(973)	—	(2,545)
Sales and maturities of marketable securities and other investments	3,496	917	—	4,413
Settlements of derivatives	(72)	31	—	(41)
Capital contributions to equity method investments	(699)	—	—	(699)
Other	48	—	—	48
Investing activity (to)/from other segments	—	—	—	—
Net cash provided by/(used in) investing activities	$ (563)	$ (1,414)	$ —	$ (1,977)

Cash flows from financing activities	**Company excluding Ford**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash payments for dividends and dividend equivalents	$ (3,193)	$ —	$ —	$ (3,193)
Purchases of common stock	—	—	—	—
Net changes in short-term debt	(245)	(1,966)	—	(2,211)
Proceeds from issuance of long-term debt	—	13,912	—	13,912
Payments of long-term debt	(14)	(12,228)	—	(12,242)
Other	(88)	(52)	—	(140)
Financing activity to/(from) other segments	—	—	—	—
Net cash provided by/(used in) financing activities	$ (3,540)	$ (334)	$ —	$ (3,874)
Effect of exchange rate changes on cash, cash equivalents, and restricted cash	$ 20	$ 50	$ —	$ 70

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12 Selected Income Statement Information. The following table provides supplemental income statement information (in millions): For the period ended March 31, 2023 First Quarter Company excluding Ford Credit Ford Credit Consolidated Revenues $ 39,085 $ 2,389 $ 41,474 Total costs and expenses (a) 37,175 2,186 39,361 Operating income/(loss) 1,910 203 2,113 Interest expense on Company debt excluding Ford Credit 308 — 308 Other income/(loss), net 131 93 224 Equity in net income/(loss) of affiliated companies 123 7 130 Income/(Loss) before income taxes 1,856 303 2,159 Provision for/(Benefit from) income taxes 433 63 496 Net income/(loss) 1,423 240 1,663 Less: Income/(Loss) attributable to noncontrolling interests (94) — (94) Net income/(loss) attributable to Ford Motor Company $ 1,517 $ 240 $ 1,757

Selected Balance Sheet Information. The following tables provide supplemental balance sheet information (in millions):

	March 31, 2023			
Assets	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Cash and cash equivalents	$ 12,829	$ 9,315	$ —	$ 22,144
Marketable securities	15,794	1,575	—	17,369
Ford Credit finance receivables, net	—	40,350	—	40,350
Trade and other receivables, net	4,342	10,578	—	14,920
Inventories	16,212	—	—	16,212
Other assets	3,119	1,009	—	4,128
Receivable from other segments	685	1,423	(2,108)	—
Total current assets	52,981	64,250	(2,108)	115,123
Ford Credit finance receivables, net	—	51,084	—	51,084
Net investment in operating leases	951	21,057	—	22,008
Net property	37,729	241	—	37,970
Equity in net assets of affiliated companies	3,327	121	—	3,448
Deferred income taxes	15,421	151	—	15,572
Other assets	10,289	1,306	—	11,595
Receivable from other segments	—	15	(15)	—
Total assets	$ 120,698	$ 138,225	$ (2,123)	$ 256,800

Liabilities	**Company excluding Ford Credit**	**Ford Credit**	**Eliminations**	**Consolidated**
Payables	$ 24,992	$ 1,036	$ —	$ 26,028
Other liabilities and deferred revenue	19,370	2,457	—	21,827
Debt payable within one year	522	47,528	—	48,050
Payable to other segments	2,049	59	(2,108)	—
Total current liabilities	46,933	51,080	(2,108)	95,905
Other liabilities and deferred revenue	23,914	1,994	—	25,908
Long-term debt	19,190	72,052	—	91,242
Deferred income taxes	639	909	—	1,548
Payable to other segments	15	—	(15)	—
Total liabilities	$ 90,691	$ 126,035	$ (2,123)	$ 214,603

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14 Non-GAAP Financial Measures That Supplement GAAP Measures We use both GAAP and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. The non-GAAP measures listed below are intended to be considered by users as supplemental information to their equivalent GAAP measures, to aid investors in better understanding our financial results. We believe that these non-GAAP measures provide useful perspective on underlying operating results and trends, and a means to compare our period-over- period results. These non-GAAP measures should not be considered as a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP. These non-GAAP measures may not be the same as similarly titled measures used by other companies due to possible differences in method and in items or events being adjusted. • Company Adjusted EBIT (Most Comparable GAAP Measure: Net income / (Loss) attributable to Ford) – Earnings Before Interest and Taxes (EBIT) excludes interest on debt (excl. Ford Credit Debt), taxes and pre-tax special items. This non-GAAP measure is useful to management and investors because it focuses on underlying operating results and trends, and improves comparability of our period-over-period results. Our management ordinarily excludes special items from its review of the results of the operating segments for purposes of measuring segment profitability and allocating resources. Pre-tax special items consist of (i) pension and OPEB remeasurement gains and losses, (ii) gains and losses on investments in equity securities, (iii) significant personnel expenses, supplier- and dealer-related costs, and facility-related charges stemming from our efforts to match production capacity and cost structure to market demand and changing model mix, and (iv) other items that we do not necessarily consider to be indicative of earnings from ongoing operating activities. When we provide guidance for adjusted EBIT, we do not provide guidance on a net income basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty, including gains and losses on pension and OPEB remeasurements and on investments in equity securities. • Company Adjusted EBIT Margin (Most Comparable GAAP Measure: Company Net Income / (Loss) Margin) – Company Adjusted EBIT Margin is Company Adjusted EBIT divided by Company revenue. This non-GAAP measure is useful to management and investors because it allows users to evaluate our operating results aligned with industry reporting. • Adjusted Earnings / (Loss) Per Share (Most Comparable GAAP Measure: Earnings / (Loss) Per Share) – Measure of Company’s diluted net earnings / (loss) per share adjusted for impact of pre-tax special items (described above), tax special items and restructuring impacts in noncontrolling interests. The measure provides investors with useful information to evaluate performance of our business excluding items not indicative of earnings from ongoing operating activities. When we provide guidance for adjusted earnings / (loss) per share, we do not provide guidance on an earnings / (loss) per share basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Adjusted Effective Tax Rate (Most Comparable GAAP Measure: Effective Tax Rate) – Measure of Company’s tax rate excluding pre-tax special items (described above) and tax special items. The measure provides an ongoing effective rate which investors find useful for historical comparisons and for forecasting. When we provide guidance for adjusted effective tax rate, we do not provide guidance on an effective tax rate basis because the GAAP measure will include potentially significant special items that have not yet occurred and are difficult to predict with reasonable certainty prior to year-end, including pension and OPEB remeasurement gains and losses. • Company Adjusted Free Cash Flow (FCF) (Most Comparable GAAP Measure: Net Cash Provided By / (Used In) Operating Activities) – Measure of Company’s operating cash flow excluding Ford Credit’s operating cash flows. The measure contains elements management considers operating activities, including Company excluding Ford Credit capital spending, Ford Credit distributions to its parent, and settlement of derivatives. The measure excludes cash outflows for funded pension contributions, restructuring actions, and other items that are considered operating cash flows under GAAP. This measure is useful to management and investors because it is consistent with management’s assessment of the Company’s operating cash flow performance. When we provide guidance for Company Adjusted FCF, we do not provide guidance for net cash provided by / (used in) operating activities because the GAAP measure will include items that are difficult to quantify or predict with reasonable certainty, including cash flows related to the Company's exposures to foreign currency exchange rates and certain commodity prices (separate from any related hedges), Ford Credit's operating cash flows, and cash flows related to special items, including separation payments, each of which individually or in the aggregate could have a significant impact to our net cash provided by / (used in) our operating activities. • Adjusted ROIC – Calculated as the sum of adjusted net operating profit / (loss) after-cash tax from the last four quarters, divided by the average invested capital over the last four quarters. This calculation provides management and investors with useful information to evaluate the Company’s after-cash tax operating return on its invested capital for the period presented. Adjusted net operating profit / (loss) after-cash tax measures operating results less special items, interest on debt (excl. Ford Credit Debt), and certain pension / OPEB costs. Average invested capital is the sum of average balance sheet equity, debt (excl. Ford Credit Debt), and net pension / OPEB liability. Note: Calculated results may not sum due to rounding

15 Net Income / (Loss) Reconciliation To Adjusted EBIT ($M) Earnings / (Loss) Per Share Reconciliation To Adjusted Earnings / (Loss) Per Share 2022 2023 Net income / (loss) attributable to Ford (GAAP) (3,110)$ 1,757$ Income / (Loss) attributable to non-controlling interests (9) (94) Net income / (loss) (3,119)$ 1,663$ Less: (Provision for) / Benefit from income taxes 729 (496) Income / (Loss) before income taxes (3,848)$ 2,159$ Less: Special items pre-tax (5,866) (912) Income / (Loss) before special items pre-tax 2,018$ 3,071$ Less: Interest on debt (308) (308) Adjusted EBIT (Non-GAAP) 2,326$ 3,379$ Memo: Revenue ($B) 34.5$ 41.5$ Net income / (loss) margin (GAAP) (%) (9.0)% 4.2% Adjusted EBIT margin (Non-GAAP) (%) 6.7% 8.1% First Quarter 2022 2023 Diluted After-Tax Results ($M) Diluted after-tax results (GAAP) (3,110)$ 1,757$ Less: Impact of pre-tax and tax special items (4,674) (768) Adjusted net income – diluted (Non-GAAP) 1,564$ 2,525$ Basic and Diluted Shares (M) Basic shares (average shares outstanding) 4,008 3,990 Diluted shares 4,064 4,029 Earnings / (Loss) per share – diluted (GAAP) * (0.78)$ 0.44$ Less: Net impact of adjustments (1.16) (0.19) Adjusted earnings per share – diluted (Non-GAAP) 0.38$ 0.63$ * First Quarter Net dilutive options, unvested restricted stock units, unvested restricted stock shares, and convertible debt 56 39 For Q1 2022, there were 56 million shares excluded from the calculation of diluted earnings / (loss) per share, due to their anti-dilutive effect

Effective Tax Rate Reconciliation To Adjusted Effective Tax Rate

	2023 Q1	Memo: Full Year 2022
Pre-Tax Results ($M)		
Income / (Loss) before income taxes (GAAP)	$ 2,159	$ (3,016)
Less: Impact of special items	(912)	(12,172)
Adjusted earnings before taxes (Non-GAAP)	$ 3,071	$ 9,156
Taxes ($M)		
(Provision for) / Benefit from income taxes (GAAP)	$ (496)	$ 864
Less: Impact of special items *	144	2,573
Adjusted (provision for) / benefit from income taxes (Non-GAAP)	$ (640)	$ (1,709)
Tax Rate (%)		
Effective tax rate (GAAP)	23.0%	28.6%
Adjusted effective tax rate (Non-GAAP)	20.8%	18.7%

* 2022 reflects the tax consequences of unrealized losses on marketable securities and fourth quarter favorable changes in our valuation allowances

Net Cash Provided By / (Used In) Operating Activities Reconciliation To Company Adjusted Free Cash Flow ($M)

	Q4 2021	Q1 2022	Q2 2022	Q3 2022	Q4 2022	Q1 2023
Net cash provided by / (Used in) operating activities (GAAP)	$ 3,531	$ (1,084)	$ 2,947	$ 3,812	$ 1,178	$ 2,800
Less: Items Not Included in Company Adjusted Free Cash Flows						
Ford Credit operating cash flows	998	(419)	(1,340)	(439)	(3,218)	626
Funded pension contributions	(171)	(174)	(154)	(130)	(109)	(125)
Restructuring (including separations) *	(310)	(176)	(137)	(179)	(343)	(81)
Ford Credit tax payments / (refunds) under tax sharing agreement	11	-	-	22	125	(5)
Other, net	(146)	(20)	20	(150)	92	(140)
Add: Items Included in Company Adjusted Free Cash Flows						
Company excluding Ford Credit capital spending	(1,759)	(1,349)	(1,503)	(1,613)	(2,046)	(1,760)
Ford Credit distributions	1,000	1,000	600	500	-	-
Settlement of derivatives	(55)	64	(36)	26	(144)	(72)
Company adjusted free cash flow (Non-GAAP)	$ 2,335	$ (580)	$ 3,619	$ 3,601	$ 2,441	$ 693

* Restructuring excludes cash flows reported in investing activities

16

17 Adjusted ROIC ($B) Four Quarters Four Quarters Ending Q1 2022 Ending Q1 2023 Adjusted Net Operating Profit / (Loss) After Cash Tax Net income / (loss) attributable to Ford 11.6$ 2.9$ Add: Non-controlling interest (0.0) (0.3) Less: Income tax 1.5 (0.4) Add: Cash tax (0.6) (0.9) Less: Interest on debt (1.6) (1.3) Less: Total pension / OPEB income / (cost) 4.8 (0.1) Add: Pension / OPEB service costs (1.1) (0.9) Net operating profit / (loss) after cash tax 5.2$ 2.6$ Less: Special items (excl. pension / OPEB) pre-tax (0.4) (6.6) Adj. net operating profit / (loss) after cash tax 5.6$ 9.2$ Invested Capital Equity 45.1$ 42.2$ Debt (excl. Ford Credit) 20.1 19.7 Net pension and OPEB liability 5.8 4.6 Invested capital (end of period) 70.9$ 66.5$ Average invested capital 72.7$ 68.2$ ROIC (a) 7.2% 3.8% Adjusted ROIC (Non-GAAP) (b) 7.8% 13.5% a. Calculated as the sum of net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters b. Calculated as the sum of adjusted net operating profit / (loss) after cash tax from the last four quarters, divided by the average invested capital over the last four quarters

18 Special Items ($B) Restructuring 2022 2023 Europe (0.0)$ (0.4)$ China - (0.3) Ford Credit - Brazil (0.1) - Other (0.0) 0.0 Subtotal Restructuring (0.2)$ (0.7)$ Pension and OPEB Gain / (Loss) Pension and OPEB remeasurement 0.0$ (0.1)$ Pension Settlements & Curtailments - (0.0) Subtotal Pension and OPEB Gain / (Loss) 0.0$ (0.2)$ Other Items Gain / (loss) on Rivian investment (5.4)$ (0.0)$ Russia suspension of operations / asset write-off (0.1) - Patent matters related to prior calendar years (0.1) - Other 0.0 (0.1) Subtotal Other Items (5.7)$ (0.1)$ Total EBIT Special Items (5.9)$ (0.9)$ First Quarter

19 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED INCOME STATEMENTS (in millions) For the periods ended March 31, 2022 2023 First Quarter (unaudited) Financing revenue Operating leases $ 1,211 $ 1,049 Retail financing 906 929 Dealer financing 164 504 Other financing 7 27 Total financing revenue 2,288 2,509 Depreciation on vehicles subject to operating leases (515) (559) Interest expense (611) (1,392) Net financing margin 1,162 558 Other revenue Insurance premiums earned 15 26 Fee based revenue and other 23 21 Total financing margin and other revenue 1,200 605 Expenses Operating expenses 348 320 Provision for/(Benefit from) credit losses (64) 77 Insurance expenses (7) 5 Total expenses 277 402 Other income/(loss), net (169) 100 Income before income taxes 754 303 Provision for/(Benefit from) income taxes 85 63 Net income $ 669 $ 240

20 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED BALANCE SHEETS (in millions) December 31, 2022 March 31, 2023 (unaudited) ASSETS Cash and cash equivalents $ 10,393 $ 9,315 Marketable securities 1,493 1,575 Finance receivables, net Retail installment contracts, dealer financing, and other financing 94,090 96,148 Finance leases 6,423 6,622 Total finance receivables, net of allowance for credit losses of $845 and $870 100,513 102,770 Net investment in operating leases 21,821 21,057 Notes and accounts receivable from affiliated companies 793 809 Derivative financial instruments 987 817 Other assets 2,576 2,589 Total assets $ 138,576 $ 138,932 LIABILITIES Accounts payable Customer deposits, dealer reserves, and other $ 1,097 $ 1,036 Affiliated companies 581 687 Total accounts payable 1,678 1,723 Debt 119,039 119,580 Deferred income taxes 921 909 Derivative financial instruments 3,026 2,436 Other liabilities and deferred revenue 2,035 2,079 Total liabilities 126,699 126,727 SHAREHOLDER’S INTEREST Shareholder’s interest 5,166 5,166 Accumulated other comprehensive income/(loss) (1,017) (929) Retained earnings 7,728 7,968 Shareholder’s interest attributable to Ford Motor Credit Company 11,877 12,205 Shareholder’s interest attributable to noncontrolling interests — — Total shareholder’s interest 11,877 12,205 Total liabilities and shareholder’s interest $ 138,576 $ 138,932

21 FORD MOTOR CREDIT COMPANY LLC AND SUBSIDIARIES CONSOLIDATED STATEMENTS OF CASH FLOWS (in millions) For the periods ended March 31, 2022 2023 First Three Months (unaudited) Cash flows from operating activities Net income $ 669 $ 240 Provision for/(Benefit from) credit losses (64) 77 Depreciation and amortization 682 701 Amortization of upfront interest supplements (508) (407) Net change in deferred income taxes 37 (3) Net change in other assets (24) (38) Net change in other liabilities 418 60 All other operating activities 152 (76) Net cash provided by/(used in) operating activities 1,362 554 Cash flows from investing activities Purchases of finance receivables (7,891) (9,899) Principal collections of finance receivables 9,615 9,025 Purchases of operating lease vehicles (2,041) (1,990) Proceeds from termination of operating lease vehicles 2,469 2,226 Net change in wholesale receivables and other short-duration receivables (2,224) (661) Purchases of marketable securities and other investments (909) (973) Proceeds from sales and maturities of marketable securities and other investments 1,007 917 Settlements of derivatives 148 31 All other investing activities (39) (17) Net cash provided by/(used in) investing activities 135 (1,341) Cash flows from financing activities Proceeds from issuances of long-term debt 12,489 13,912 Payments of long-term debt (12,705) (12,228) Net change in short-term debt (608) (1,966) Cash distributions to parent (1,000) — All other financing activities (32) (53) Net cash provided by/(used in) financing activities (1,856) (335) Effect of exchange rate changes on cash, cash equivalents, and restricted cash (34) 50 Net increase/(decrease) in cash, cash equivalents and restricted cash $ (393) $ (1,072) Cash, cash equivalents, and restricted cash at beginning of period $ 11,091 $ 10,520 Net increase/(decrease) in cash, cash equivalents, and restricted cash (393) (1,072) Cash, cash equivalents, and restricted cash at end of period $ 10,698 $ 9,448